EXHIBIT 10.1

JONES APPAREL GROUP, INC.,
JONES APPAREL GROUP HOLDINGS, INC.,
JONES APPAREL GROUP USA, INC.,
NINE WEST FOOTWEAR CORPORATION
and
JONES RETAIL CORPORATION,

as Issuers

and

U.S. BANK NATIONAL ASSOCIATION (AS SUCCESSOR IN INTEREST TO
SUNTRUST BANK)

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of April 15, 2009

Supplementing the Indenture dated as of November 22, 2004, among
Jones Apparel Group, Inc., Jones Apparel Group Holdings, Inc., Jones Apparel USA,
Inc., Nine West Footwear Corporation and Jones Retail Corporation, as Issuers, and
SunTrust Bank, as Trustee

4.250% Senior Notes due 2009
5.125% Senior Notes due 2014
6.125% Senior Notes due 2034

SECOND SUPPLEMENTAL INDENTURE dated as of April 15, 2009 (this "Supplemental Indenture"), to the INDENTURE (as defined below), among JONES APPAREL GROUP, INC., a Pennsylvania corporation, JONES APPAREL GROUP HOLDINGS, INC., a Delaware corporation, JONES APPAREL GROUP USA, INC., a Delaware corporation, NINE WEST FOOTWEAR CORPORATION, a Delaware corporation, JONES RETAIL CORPORATION, a New Jersey Corporation (collectively, the "Issuers"), and U.S. BANK NATIONAL ASSOCIATION (AS SUCCESSOR IN INTEREST TO SUNTRUST BANK), as trustee (the "Trustee").

        WHEREAS, the Issuers and the Trustee have entered into an Indenture dated as of November 22, 2004, as amended by the First Supplemental Indenture, dated as of December 31, 2006 (the "Indenture"), providing for the issuance of the Issuers' 4.250% Senior Notes due 2009 (the "2009 Securities"), 5.125% Senior Notes due 2014 (the "2014 Securities") and 6.125% Senior Notes due 2034 (the "2034 Securities" and, together with the 2009 Securities and the 2014 Securities, collectively, the "Securities");

        WHEREAS, Section 9.02 of the Indenture provides that the Issuers and the Trustee may amend the Indenture with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (the "Required Consents");

        WHEREAS, pursuant to the consent solicitation statement, dated as of April 1, 2009 (the "Consent Solicitation Statement"), the Issuers have solicited consents from Holders of the Securities to amend certain provisions of the Indenture, as set forth in Article I hereof;

        WHEREAS, the Required Consents to the amendments to be effected by this Supplemental Indenture have been received; and

        WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Issuers.

        NOW, THEREFORE, the Issuers and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I

        SECTION 1.01. Definition. When used herein, "Time of Operation" shall mean the payment of the Consent Fee (as defined in the Consent Solicitation Statement) to the Holders of the Securities who have validly consented and not validly revoked such consent to the amendments to the Indenture in accordance with the terms and conditions set forth in the Consent Solicitation Statement.

ARTICLE II

Amendments

        SECTION 2.01. Addition of Certain Definitions. Upon the Time of Operation, the following definitions are hereby added to Section 1.01 of the Indenture in the appropriate alphabetical order:

        "Credit Agreement" means the Credit Agreement to be entered into by and among, the Issuers and certain other Subsidiaries of Jones Apparel Group Holdings, Inc., the lenders referred to therein, J.P. Morgan Chase Bank, N.A. ("JPMCB"), as Administrative Agent, J.P. Morgan Securities Inc. ("JP Morgan") and Citigroup Global Markets Inc. ("CGMI"), as Joint Lead Arrangers, JP Morgan, CGMI, Banc of America Securities LLC, Wachovia Capital Markets LLC, SunTrust Robinson Humphrey, Inc. and General Electric Capital Corporation ("GECC"), as Joint Bookrunners, JPMCB and GECC, as Joint Collateral Agents, Bank of America, N.A., Wachovia Bank, National Association ("Wachovia") and SunTrust Bank, as Documentation Agents, and Citibank, N.A., as Syndication Agent, together with the related documents thereto (including the revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

        SECTION 2.02. Amendment to Section 4.04. Upon the Time of Operation, Section 4.04 of the Indenture is deleted in its entirety and replaced with the following:
"Section 4.04. Restrictions on Liens. Except as provided in Section 4.06, the Issuers shall not, and shall not permit any Restricted Subsidiary to, create or suffer to exist any Lien to secure any Indebtedness of any Issuer or Restricted Subsidiary on any Principal Property of any Issuer or Restricted Subsidiary, without making, or causing such Restricted Subsidiary to make, effective provision to secure all of the Securities offered hereunder and then outstanding by such Lien, equally and ratably with any and all other such Indebtedness thereby secured, so long as such other Indebtedness is so secured, except that the foregoing restrictions shall not apply to:

        (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with any Issuer or Restricted Subsidiary or at the time of sale, lease or other disposition of the properties of such Person (or a division thereof) as an entirety or substantially as an entirety to any Issuer or Restricted Subsidiary;

        (b) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or existing on property prior to the acquisition thereof by any Issuer or Restricted Subsidiary;

        (c) Liens securing Indebtedness between a Restricted Subsidiary and an Issuer or between Restricted Subsidiaries or between Issuers;

        (d) Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise, provided that the applicable Issuer or Restricted Subsidiary must dispose of such property within 180 days after the creation of such Liens and that any Indebtedness secured by such Liens shall be without recourse to any Issuer or Restricted Subsidiary;

        (e) Liens in favor of the United States of America or any state thereof or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any country, or any political subdivision thereof, to secure partial, progress, advance or other payments, or performance of any other similar obligations, including, without limitation, Liens to secure pollution control bonds or industrial revenue or other similar types of bonds;

        (f) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings;

        (g) Liens incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Issuers and their respective Subsidiaries taken as a whole;

        (h) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings which are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP;

        (i) pledges or deposits under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which any Issuer or Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of an Issuer or Restricted Subsidiary or deposits for the payment of rent, in each case incurred in the ordinary course of business;

        (j) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

        (k) Liens granted to any bank or other institution on the payments to be made to such institution by an Issuer or Subsidiary thereof, pursuant to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement designed to provide protection against fluctuations in interest rates and currency exchange rates, respectively, provided that such agreements are entered into in, or are incidental to, the ordinary course of business;

        (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies, in each case as to any deposit account or any other fund maintained with a creditor depository institution, provided that (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the applicable Issuer or Restricted Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (2) such deposit account is not intended by such Issuer or Restricted Subsidiary to provide collateral to the depository institution;

        (m) Liens arising from Uniform Commercial Code financing statements regarding leases;

        (n) the giving, simultaneously with or within 180 days after the latest of the Closing Date, or the acquisition, construction, improvement, development or expansion of such property, of a purchase money Lien on property acquired, constructed, improved, developed or expanded after the Closing Date, or the acquisition, construction, improvement, development or expansion after the Closing Date, of property subject to any Lien which is limited to such property;

        (o) the giving of a Lien on real property which is the sole security for Indebtedness incurred within two years after the latest of the Closing Date, or the acquisition, construction, improvement, development or expansion of such property, provided that the holder of such Indebtedness is entitled to enforce its payment only by resorting to such security;

        (p) Liens arising by the terms of letters of credit entered into in the ordinary course of business to secure reimbursement obligations thereunder;

        (q) Liens existing on the Closing Date;

        (r) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

        (s) extension, renewal, replacement or refunding of any Lien existing on the Closing Date or referred to in clauses (a) to (k) and (n) to (o), (q) and (t), provided that the principal amount of Indebtedness secured thereby and not otherwise authorized by clauses (a) to (k) and (n) to (o), (q) and (t) shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding; and

        (t) Liens securing Indebtedness under the Credit Agreement in a principal amount not to exceed $650,000,000 at any time outstanding."

        SECTION 2.03. Trustee's Acceptance. The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.

ARTICLE III

Miscellaneous

        SECTION 3.01. Interpretation. Upon execution and delivery of this Supplemental Indenture, the Indenture shall be modified and amended in accordance with this Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Supplemental Indenture shall control. The Indenture, as modified and amended by this Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every Holder of Securities. In case of conflict between the terms and conditions contained in the Securities and those contained in the Indenture, as modified and amended by this Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Supplemental Indenture, shall control.

        SECTION 3.02. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

        SECTION 3.03. Severability. If any provision in this Supplemental Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of this Supplemental Indenture as a whole.

        SECTION 3.04. Terms Defined in the Indenture. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the respective meanings set forth in the Indenture. Any defined terms present in the Indenture, but no longer used as a result of the amendments made by this Supplemental Indenture shall be eliminated.

        SECTION 3.05. Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

        SECTION 3.06. Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

        SECTION 3.07. Successors. All agreements of each Issuer in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

        SECTION 3.08. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Issuers and the Trustee assumes no responsibility for their correctness.

        SECTION 3.09. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

        SECTION 3.10. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        SECTION 3.11. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy of this Supplemental Indenture is enough to prove this Indenture.

        SECTION 3.12. Effectiveness of Supplemental Indenture. This Supplemental Indenture shall be effective upon the execution of this Supplemental Indenture by the parties hereto.

        IN WITNESS WHEREOF, each party hereto has caused this Supplemental Indenture to be signed by its officer thereunto duly authorized as of the date first written above.

JONES APPAREL GROUP, INC. JONES APPAREL GROUP HOLDINGS, INC. JONES APPAREL GROUP USA, INC. NINE WEST FOOTWEAR CORPORATION JONES RETAIL CORPORATION
by
/s/ Joseph T. Donnalley Name: Joseph T. Donnalley In his capacity as officer for each aforenamed Issuer as set forth opposite such Issuer on Schedule I attached hereto
U.S. BANK NATIONAL ASSOCIATION (AS SUCCESSOR IN INTEREST TO SUNTRUST BANK), as Trustee
by
/s/ George Hogan Name: George Hogan Title: Vice President

Schedule I

ISSUER	TITLE
JONES APPAREL GROUP, INC.	Treasurer and Senior Vice President, Corporate Taxation and Risk Management
JONES APPAREL GROUP HOLDINGS, INC.	Treasurer
JONES APPAREL GROUP USA, INC.	Treasurer
NINE WEST FOOTWEAR CORPORATION	Treasurer
JONES RETAIL CORPORATION	Vice President and Treasurer